CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





We have issued our report dated February 29, 1996 (except for the penultimate paragraph of Note 6, as to which date is April 12,
1996) accompanying the consolidated financial statements of AMETECH, Inc. and subsidiaries included in the Annual Report on Form 10-K for the year ended December 31, 1995, which are incorporated by reference in the Registration Statement on Form S-8. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.






                                   GRANT THORNTON LLP

Oklahoma City, Oklahoma
April 12, 1996